UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 12, 2024

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

5335 Gate Parkway
Jacksonville, FL 32256
(Address of principal executive offices)

(904) 648-8006
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 12, 2024, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Dun & Bradstreet Holdings, Inc. (the “Company”), the stockholders of the Company approved an amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation to limit liability of our officers as permitted by law.

The Amendment allows the Company to exculpate certain corporate officers from liability for breach of the fiduciary duty of care in certain circumstances, as permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Under the Amendment, the officers who may be exculpated include those who (i) serve as the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the Company at any time during the course of conduct alleged in an action or proceeding to be wrongful, (ii) are or were identified in the corporation’s public filings with the SEC because such person is or was one of the most highly compensated executive officers of the corporation, or (iii) have consented to services of process in Delaware by written agreement (the “Covered Officers”). The Amendment allows for the exculpation of Covered Officers only in connection with direct claims brought by stockholders, including class actions, but does not eliminate such Covered Officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders. Further, the Amendment does not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

The foregoing description is a summary and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 3.1 hereto, and the pertinent provisions of the DGCL.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Dun & Bradstreet Holdings, Inc. Annual Meeting of Stockholders was held June 12, 2024. As of April 15, 2024, the record date for the Annual Meeting, 442,717,512 shares of common stock of the Company were outstanding and entitled to vote. A quorum of shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions, if applicable, with respect to each proposal is set out below:

1.To elect eleven directors to serve until the Company’s 2025 Annual Meeting of Shareholders.

	FOR	WITHHELD	BROKER NON-VOTERS
Ellen R. Alemany	314,729,840	51,745,927	45,410,165
Douglas K. Ammerman	332,561,843	33,913,924	45,410,165
Chinh E. Chu	365,713,217	762,550	45,410,165
William P. Foley, II	303,608,569	62,867,198	45,410,165
Thomas M. Hagerty	339,643,449	26,832,318	45,410,165
Anthony M. Jabbour	365,740,714	735,053	45,410,165
Keith J. Jackson	361,783,744	4,692,023	45,410,165
Kirsten M. Kliphouse	366,211,313	264,454	45,410,165
Richard N. Massey	312,240,051	54,235,716	45,410,165
James A. Quella	344,384,401	22,091,366	45,410,165
Ganesh B. Rao	365,721,335	754,432	45,410,165

2.To approve an amendment to our Amended and Restated Certificate of Incorporation to limit liability of our officers as permitted by law.

.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTERS
353,225,483	13,231,534	18,750	45,410,165

3.To approve a non-binding advisory resolution on the compensation paid to our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTERS
256,067,651	108,621,618	1,786,498	45,410,165

4.Ratification and appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year.

FOR	AGAINST	ABSTAIN
411,835,238	34,067	16,627

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Dun & Bradstreet Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt
Joe A. Reinhardt
Chief Legal Officer
Date:	June 13, 2024